EXHIBIT 23(D)

                       CONSENT OF ARTHUR ANDERSEN & CO.

As independent public accountants, we hereby consent to the use of our reports dated February 11, 1994 and August 16, 1993 and to all references to our firm included in or made a part of this Registration Statement.

                                               ARTHUR ANDERSEN & CO.
May 26, 1994